                 	SECURITIES AND EXCHANGE COMMISSION
	                     Washington, D. C.  20549





                              	FORM 8-K

           	Current Report Pursuant to Section 13 or 15(d) of
	                  The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 1997





            	INTERNATIONAL TOURIST ENTERTAINMENT CORPORATION
	         (Exact name of registrant as specified in its charter)




    U.S. Virgin Islands		               0-21070		    	    66-0426648
----------------------------            -------           ----------
(State or other jurisdiction          (Commission      (I.R.S. Employer
     of incorporation)                File Number)    Identification No.)





                          	7030 Park Centre Drive
                        	Salt Lake City, Utah  84121
                  	(Address of principal executive offices)





Registrant's telephone number, including area code: (801) 566-9000

Item 1.	Changes in Control of Registrant

	The Registrant's Plan of Reorganization was confirmed by the United States Bankruptcy Court on February 6, 1997. See disclosure to Item 3 below. Pursuant to the Plan of Reorganization, Mr. Paul M. Bluto will pay $600,000 to the Registrant for which he will receive approximately 55% of the stock ownership interest of the Registrant. Mr. Bluto's
payment will be from his personal funds.   The Plan of
Reorganization also provides that Mr. Bluto underwrite a private placement by the Registrant for an additional $600,000 for which investors will receive approximately 25% of the stock ownership interest of the Registrant. Mr. Bluto may acquire additional ownership interest in the Registrant pursuant to the private placement. With his stock ownership interest, Mr. Bluto will effectively control the Registrant.

Item 2.	Not Applicable

Item 3.	Bankruptcy or Receivership

	On February 6, 1997, an Order Confirming Plan of Reorganization was entered by the United States Bankruptcy Court, Western District of Missouri, Southern Division, in the matter of In Re: International Tourist Entertainment Corporation, Debtor and Debtor-in-Possession, Case No. 96-60122-S-11 (Chapter 11).

	A copy of the Debtor's Second Amended Plan of Reorganization Dated December 18, 1996 is filed as an exhibit hereto. The Plan of Reorganization provides for the reorganization of the Registrant. The terms of the reorganization provide for (i) the payment in full of priority, administrative and tax claims, (ii) the modification of the Boatmen's Bank claim, (iii) settlement of the Bank of Nova Scotia secured claim by delivery of the St. Thomas, U.S. Virgin Islands property of the Registrant to the bank, (iv) the performance of the Great Southern mortgage obligation on a condominium owned by the Registrant in accordance with its terms, (v) debentureholders may elect to receive cash in the amount of 12 1/2% of their claims and one-half share of the common stock of the Registrant for each $10.00 of their claim; or cash in the amount of 10% of their claims and one and one-half shares of the common stock of the Registrant for each $10.00 of their claim, (vi) creditors with Allowed Unsecured Claims may elect to receive cash in the amount of 12 1/2% of their Allowed Unsecured Claims; or cash in the amount of 10% of their Allowed Unsecured Claims and one share of the common stock of the Registrant for each $10.00 in debt, (vii) preferred stockholders will receive .8 shares of the common stock of the Registrant for each share of preferred stock held by them, rounded to the nearest whole share, and (viii) common stockholders will receive 1 share of the common stock of the Registrant for each 10 shares of common stock held by them pre-petition, rounded to the nearest whole share.

	The Plan of Reorganization is to be capitalized with a $1.2 million investment of additional cash. The first installment of $600,000 will be invested by Mr. Paul M. Bluto for which he will receive approximately 55% of the stock ownership of the Registrant. The second installment of $600,000 will be through a private placement underwritten by Mr. Paul M. Bluto, the investors in which will receive approximately 25% of the stock ownership of the Registrant.

	Prior to the filing of its petition in bankruptcy, the Registrant had 6,359,985 shares of its common stock, $.001 par value, issued and outstanding, and 212,613 shares of its preferred stock issued and outstanding. Pursuant to the Plan of Reorganization and following the implementation thereof, the Registrant will have approximately 8,060,890 shares of its common stock issued and outstanding, with no other classes of stock issued and outstanding. The following table illustrates the ownership of the Registrant's common stock if the maximum number of shares of its common stock is issued pursuant to the Plan of Reorganization.

	Paul M. Bluto					                     4,433,490	    	55%
	Private Placement investors		          2,015,222	 	   25%
	Management						                         403,045	    	 5%
	Debentureholders and Creditors		         403,045	    	 5%
	Common and Preferred Stockholders	       806,089    		10%
                                        ---------    -----
                                								8,060,890	    100%

	A copy of the Debtor's Second Amended Disclosure
Statement in Support of Proposed Debtor's Second Amended Plan of Reorganization Dated December 18, 1996 is filed as an exhibit hereto.

Items 4 - 6.

Item 7.	Financial Statements and Exhibits

		(a) & (b) - Not Applicable

		(c)  Exhibits.

		2.1	Debtor's Second Amended Plan of Reorganization
Dated December 18, 1996

		2.2	Debtor's Second Amended Disclosure Statement
in Support of Proposed Debtor's Second Amended
Plan of Reorganization Dated December 18, 1996

Item 8.	Not Applicable

                             	SIGNATURE

	Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   						INTERNATIONAL TOURIST
                         ENTERTAINMENT CORPORATION



Date:   2/25/97     				/S/ Kelvyn H. Cullimore
      ------------			   ------------------------------
						                  Kelvyn H. Cullimore, President